Exhibit 99.1

WILLIAM LYON HOMES REPORTS FIRST QUARTER 2016 RESULTS

35% INCREASE IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS; 38% INCREASE IN HOMEBUILDING REVENUE; AND 41% INCREASE IN DOLLAR VALUE OF HOMES IN BACKLOG

NEWPORT BEACH, CA— May 9, 2016 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2016 first quarter ended March 31, 2016.

2016 First Quarter Highlights (Comparison to 2015 First Quarter)

•	Net income available to common stockholders of $9.0 million, up 35%, or $0.24 per diluted share, up 32%

•	Home sales revenue of $261.3 million, up 38%

•	Consolidated revenue of $264.4 million, up 34%

•	New home deliveries of 543 homes, up 40%

•	Net new home orders of 689, up 17%

•	Dollar value of orders of $334.5 million, up 25%

•	Average sales locations of 69, up 28%

•	Units in backlog of 885, up 31%

•	Dollar value of homes in backlog of $471.7 million, up 41%

•	Average sales price (ASP) of new homes delivered of $481,200

•	Homebuilding gross margin of $46.1 million, up 29%

•	Homebuilding gross margin percentage of 17.7%

•	Adjusted homebuilding gross margin percentage of 24.7%

•	SG&A percentage of 12.5%, compared to 13.8%

•	Adjusted EBITDA of $33.5 million, up 46%

“We are very pleased to have started the year with continued positive operating momentum,” said Matthew R. Zaist, President and Chief Executive Officer. “Home sales revenue increased by 38% to $261.3 million and deliveries increased by 40% to 543 units, resulting in a 35% increase in net income available to common stockholders of $9.0 million, or $0.24 per diluted share. Our ongoing focus on our strategic initiatives resulted in continued year-over-year improvement in virtually all of our key operating and financial metrics.”

Mr. Zaist continued, “We delivered another quarter of year-over-year improvement in net new home orders, which increased by 17% to 689, and the number and dollar value of our backlog, which grew to 885 homes and $471.7 million, up 31% and 41%, respectively. We are experiencing an orderly progression of new home sales and absorption rates throughout the spring selling season, as orders picked up momentum on a month-over-month basis throughout the quarter. This momentum has continued into the second quarter of 2016, where April’s absorption pace was the strongest of the year at 4.3 net sales per community, resulting in 291 net new home orders for the month. We continue to focus on new community openings and currently expect to open approximately 17 new home communities during the second quarter, with the bulk of these openings occurring in May and June, and expect to end the second quarter of 2016 selling out of approximately 80 new home communities.”

Operating Results

Home sales revenue for the first quarter of 2016 was $261.3 million, as compared to $189.7 million in the year-ago period, an increase of 38%. Our performance was driven by a 40% increase in the number of deliveries to 543 homes, compared to 388 homes delivered in the first quarter of 2015. Average sales price of homes delivered was $481,200 in the quarter, compared to $489,000 in the year-ago period. The slight decline in ASP primarily reflects changes in geographic and product mix contributing to closings during the quarter.

The dollar value of orders for the first quarter of 2016 was $334.5 million, an increase of 25%, from $268.2 million in the year-ago period. Net new home orders for the quarter were 689, up 17% from 588 in the first quarter of 2015. The overall increase in net new home orders was primarily driven by an increase in community count to 69 average sales locations, from 54 in the year-ago period, offset by a modest decline in absorption from 3.6 sales per month in the year-ago period to 3.3 sales per month in the current period. For the quarter, we saw monthly absorption rates range from a low of 2.8 sales per community in January to a high of 3.8 sales per community in March.

The dollar value of homes in backlog was $471.7 million as of March 31, 2016, an increase of 41% compared to $335.1 million as of March 31, 2015. The increase was driven by both a 31% increase in units in backlog to 885 from 678 and an 8% increase in ASP in backlog to $533,000 from $494,200 in the year-ago period.

Adjusted homebuilding gross margin percentage was 24.7% during the first quarter of 2016. Homebuilding gross margins for the first quarter of 2016 were 17.7%.

Sales and marketing expense during the first quarter of 2016 was 5.7% of homebuilding revenue, compared to 6.4% in the year-ago quarter, driven primarily by higher homebuilding revenue and leverage on our advertising and marketing costs, compared to the prior year period. General and administrative expenses decreased to 6.8% of homebuilding revenue, compared to 7.4% in the year-ago quarter, as we benefitted from a lower relative cost structure due to positive operating leverage.

Balance Sheet Update

At quarter end, cash, cash equivalents and restricted cash totaled $36.3 million, real estate inventories totaled $1.8 billion, total assets were $2.0 billion and total equity was $714 million. Net debt to net book capitalization was 60.2%, and total debt to total book capitalization was 61.0% at March 31, 2016, compared to 61.1% and 62.2%, respectively, as of December 31, 2015.

Conference Call

The Company will host a conference call to discuss these results today, Monday, May 9, 2016 at 10:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, passcode #92396245, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through May 16, 2016 by dialing (855) 859-2056 or (404) 537-3406, passcode #92396245. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 96,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: community count growth, market and industry trends, the continued housing market recovery, operating results for the second quarter of 2016 and full year 2016, average sale price of homes to be closed in various periods, SG&A percentage, gross margins, future cash needs and liquidity, leverage ratios and reduction strategies, land acquisition spending and backlog conversion rates. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials and increased construction cycle times; adverse weather conditions, including but not limited to the continued drought in California and the Southwest; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; conditions in our newly entered markets and newly acquired operations; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; whether we are able to pay off or refinance the outstanding balances of our debt obligations at their maturity; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; our ability to integrate successfully the Polygon Northwest operation with our existing operations; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Operating revenue
Home sales	$261,295	$189,715
Construction services	3,130	7,453

	264,425	197,168

Operating costs
Cost of sales — homes	(215,171)	(154,081)
Construction services	(2,824)	(6,029)
Sales and marketing	(14,993)	(12,224)
General and administrative	(17,834)	(13,948)
Amortization of intangible assets	—	(203)
Other	(323)	(536)

	(251,145)	(187,021)

Operating income	13,280	10,147
Equity in income of unconsolidated joint ventures	1,181	248
Other income, net	525	781

Income before provision for income taxes	14,986	11,176
Provision for income taxes	(5,045)	(3,570)

Net income	9,941	7,606
Less: Net income attributable to noncontrolling interests	(927)	(924)

Net income available to common stockholders	$9,014	$6,682

Income per common share:
Basic	$0.25	$0.18
Diluted	$0.24	$0.18
Weighted average common shares outstanding:
Basic	36,651,846	36,463,995
Diluted	38,303,861	37,633,831

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Cash and cash equivalents	$35,798	$50,203
Restricted cash	505	504
Receivables	6,124	14,838
Escrow proceeds receivable	3,024	3,041
Real estate inventories	1,753,315	1,675,106
Investment in unconsolidated joint ventures	6,414	5,413
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of March 31, 2016 and December 31, 2015	6,700	6,700
Deferred income taxes, net	79,631	79,726
Other assets, net	20,622	21,017

Total assets	$1,979,035	$1,923,450

LIABILITIES AND EQUITY
Accounts payable	$78,854	$75,881
Accrued expenses	71,576	70,324
Revolving credit facility	49,000	65,000
Construction notes payable	13,201	15,915
Joint venture notes payable	123,616	94,266
Subordinated amortizing note	12,390	14,066
5 3/4% Senior Notes due April 15, 2019	148,429	148,295
8 1/2% Senior Notes due November 15, 2020	422,887	422,896
7% Senior Notes due August 15, 2022	345,474	345,338

	1,265,427	1,251,981

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,294,219 and 28,363,879 shares issued, 27,856,010 and 27,657,435 outstanding at March 31, 2016 and December 31, 2015, respectively	290	284
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	38	38
Additional paid-in capital	414,226	413,810
Retained earnings	226,977	217,963

Total William Lyon Homes stockholders’ equity	641,531	632,095
Noncontrolling interests	72,077	39,374

Total equity	713,608	671,469

Total liabilities and equity	$1,979,035	$1,923,450

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage% Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	543	388	40%

Home sales revenue	$261,295	$189,715	38%
Cost of sales (excluding interest and purchase accounting adjustments)	(196,831)	(143,047)	38%

Adjusted homebuilding gross margin (2)	$64,464	$46,668	38%

Adjusted homebuilding gross margin percentage (2)	24.7%	24.6%	0%

Interest in cost of sales	(11,747)	(6,701)	75%
Purchase accounting adjustments	(6,593)	(4,333)	52%

Gross margin	$46,124	$35,634	29%

Gross margin percentage	17.7%	18.8%	(6%)

Number of homes closed
California	142	135	5%
Arizona	82	25	228%
Nevada	62	34	82%
Colorado	53	41	29%
Washington	68	76	(11%)
Oregon	136	77	77%

Total	543	388	40%

Average sales price of homes closed

California	$653,200	$587,700	11%
Arizona	256,700	287,400	(11%)
Nevada	495,800	801,200	(38%)
Colorado	498,000	443,600	12%
Washington	483,800	411,600	18%
Oregon	422,500	343,900	23%

Total	$481,200	$489,000	(2%)

Number of net new home orders
California	162	184	(12%)
Arizona	108	44	145%
Nevada	66	46	43%
Colorado	78	85	(8%)
Washington	84	114	(26%)
Oregon	191	115	66%

Total	689	588	17%

Average number of sales locations during period
California	18	17	6%
Arizona	8	5	60%
Nevada	12	9	33%
Colorado	10	13	(23%)
Washington	6	5	20%
Oregon	15	5	200%

Total	69	54	28%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of March 31,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage% Change
Backlog of homes sold but not closed at end of period
California	214	207	3%
Arizona	235	66	256%
Nevada	119	85	40%
Colorado	103	128	(20%)
Washington	60	100	(40%)
Oregon	154	92	67%

Total	885	678	31%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$166,193	$124,341	34%
Arizona	62,169	18,147	243%
Nevada	86,863	56,715	53%
Colorado	53,011	57,237	(7%)
Washington	35,492	44,128	(20%)
Oregon	67,969	34,500	97%

Total	$471,697	$335,068	41%

Lots owned and controlled at end of period
Lots owned
California	1,653	2,318	(29%)
Arizona	5,122	5,396	(5%)
Nevada	3,319	2,982	11%
Colorado	745	938	(21%)
Washington	1,570	1,351	16%
Oregon	1,142	1,148	(1%)

Total	13,551	14,133	(4%)

Lots controlled
California	1,317	1,097	20%
Arizona	—	—	0%
Nevada	64	83	(23%)
Colorado	822	183	349%
Washington	361	728	(50%)
Oregon	1,920	1,249	54%

Total	4,484	3,340	34%

Total lots owned and controlled
California	2,970	3,415	(13%)
Arizona	5,122	5,396	(5%)
Nevada	3,383	3,065	10%
Colorado	1,567	1,121	40%
Washington	1,931	2,079	(7%)
Oregon	3,062	2,397	28%

Total	18,035	17,473	3%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2016	2015
Net income attributable to William Lyon Homes	$9,014	$6,682
Net cash used in operating activities	$(59,536)	$(61,096)
Interest incurred	$20,261	$18,033
Adjusted EBITDA (1)	$33,532	$23,022
Adjusted EBITDA Margin (2)	12.7%	11.7%
Ratio of adjusted EBITDA to interest incurred	1.7	1.3

Balance Sheet Data

	March 31,	December 31,
	2016	2015
Cash, cash equivalents and restricted cash	$36,303	$50,707

Total William Lyon Homes stockholders’ equity	641,531	632,095
Noncontrolling interest	72,077	39,374
Total debt	1,114,997	1,105,776

Total book capitalization	$1,828,605	$1,777,245

Ratio of debt to total book capitalization	61.0%	62.2%
Ratio of debt to total book capitalization (net of cash)	60.2%	61.1%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2016	2015
Net income attributable to William Lyon Homes	$9,014	$6,682
Provision for income taxes	5,045	3,570
Interest expense
Interest incurred	20,261	18,033
Interest capitalized	(20,261)	(18,033)
Amortization of capitalized interest included in cost of sales	11,747	6,701
Stock based compensation	1,492	1,351
Depreciation and amortization	498	557
Non-cash purchase accounting adjustments	6,593	4,333
Cash distributions of income from unconsolidated joint ventures	324	76
Equity in income of unconsolidated joint ventures	(1,181)	(248)

Adjusted EBITDA	$33,532	$23,022